UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: April 28, 2020

General Moly, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GMO	NYSE American and Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of General Moly, Inc. (the “Company”) approved a reduction in the base salaries of Bruce D. Hansen, the Company’s Chief Executive Officer, Robert I. Pennington, the Company’s Chief Operating Officer and R. Scott Roswell, the Company’s Chief Legal Officer. The change reverses the salary increases approved by the Committee in December 2019 and returns the base salaries for Messrs. Hansen, Pennington and Roswell to the lower levels that were in effect from December 1, 2018 through December 27, 2019. The additional reductions and new base salaries for Messrs. Hansen, Pennington and Roswell are effective May 1, 2020 and are set forth below:

Name	Percentage Reduction	New Base Salary
Bruce D. Hansen	40%	$247,500
Robert I. Pennington	20%	$190,800
R. Scott Roswell	5%	$242,250

The employment agreements between the Company and each of Messrs. Hansen, Pennington and Roswell provide that the reduced base salary shall not be used for purposes of calculating any severance payments due to any executive under his employment agreement.  Instead, the executive’s severance payment, if any, would be determined by reference to his base salary as in effect prior to all temporary reductions.

The base salary for Amanda Corrion, the Company’s Controller and Principal Accounting Officer, was not subject to the temporary salary reductions and remains $155,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: May 1, 2020	By:	/s/ Amanda Corrion
Amanda Corrion
Controller and Principal Accounting Officer